Exhibit 10.19

November 23, 2015

Global Defense & National Security Systems, Inc.

11921 Freedom Drive

Suite 550

Reston, VA 20190

Re:  Share Contribution and Dividend Waiver

To Global Defense & National Security Systems, Inc.:

Reference is made to that certain Stock Purchase Agreement, dated as of June 8, 2015, by and among Global Defense & National Security Systems, Inc. (“GDEF”), STG Group, Inc., the stockholders of STG Group, Inc. (the “Stockholders”), Global Defense & National Security Holdings LLC (the “Sponsor”) and Simon Lee as stockholders representative (the “Stock Purchase Agreement”).

1.           Pursuant to Section 1.2(a) of the Stock Purchase Agreement, the Sponsor has agreed to contribute 445,161 shares (the “Sponsor Shares”) of common stock of GDEF, par value $0.001 per share (“Common Stock”) to GDEF, immediately prior to the closing (the “Closing”) of the transactions pursuant to the Stock Purchase Agreement (the “Share Contribution”). In addition, in connection with the Closing, the Sponsor has agreed to transfer and assign 35,000 shares (the “Transfer Shares”) of Common Stock to the Stockholders (the “Transfer”).

2.           Effective as of the Closing, the Sponsor hereby contributes the Sponsor Shares to GDEF. The Sponsor hereby acknowledges that it shall take any and all actions necessary or appropriate for the Sponsor to effectuate the Share Contribution and the Transfer.

3.           The board of directors of GDEF has declared a dividend of 1 share of Common Stock for each 1.06 shares of Common Stock (the “Dividend Shares”), payable to stockholders of record immediately following the closing of the transactions contemplated by the Stock Purchase Agreement. The Sponsor hereby waives its right to receive any Dividend Shares other than with respect to any shares of Common Stock that the Sponsor acquires pursuant to the Second Amended and Restated Backstop Common Stock Purchase Agreement, dated as of November 23, 2015, by and between GDEF and the Sponsor.

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Sincerely,

Global Defense & National Security Holdings LLC

By:	Black Marlin Ltd, its Manager

	By:	/s/ Damian Perl
Name: Damian Perl
Title: Manager

Accepted and agreed:

GLOBAL DEFENSE & NATIONAL SECURITY

SYSTEMS, INC.

By:	/s/ Frederic Cassis
Name:	Frederic Cassis
Title:	Secretary